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                                                                      Exhibit 21

                           SUBSIDIARIES OF REGISTRANT

JURISDICTION OF ORGANIZATION             NAME OF SUBSIDIARY
----------------------------             ------------------
United States                                 TeleBank
Delaware                              TeleBanc Capital Markets
Virginia                           TeleBanc Servicing Corporation
Delaware                              TeleBanc Capital Trust I
Delaware                              TeleBanc Capital Trust II
Delaware                               AGT Mortgage Services
Delaware                                    AGT-PRA, LLC